As filed with the Securities and Exchange Commission on April 14, 2016

Registration No. 333-65827

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 17

TO

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Waddell & Reed Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	51-0261715
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6300 Lamar Avenue
Overland Park, Kansas 66202
Tel: (913) 236-2000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

1998 Executive Stock Award Plan, as amended and restated

1998 Non-Employee Director Stock Award Plan, as amended and restated

(Full title of the plans)

Wendy J. Hills

Senior Vice President, General Counsel, Chief Legal Officer and Secretary
Waddell & Reed Financial, Inc.
6300 Lamar Avenue
Overland Park, Kansas 66202
Tel: (913) 236-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Glen J. Hettinger
Norton Rose Fulbright US LLP

2200 Ross Avenue, Suite 2800
Dallas, Texas 75201
(214) 855-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

Waddell & Reed Financial, Inc. (the “Company”), is filing this Post-Effective Amendment No. 17 (the “Post-Effective Amendment”) to deregister certain securities originally registered by the Registration Statement on Form S-8 (File No. 333-65827) (the “Registration Statement”). The Registration Statement registered 24,450,000 shares (16,300,000 shares originally registered as adjusted to reflect 3-for-2 stock split in 2000) of the Company’s Class A common stock, $0.01 par value (“Common Stock”) to be offered pursuant to the Company’s 1998 Stock Incentive Plan, as amended and restated (the “SIP”), the Company’s 1998 Executive Stock Award Plan, as amended and restated (the “ESAP”) and the Company’s Non-Employee Director Stock Award Plan, as amended and restated (the “NED”).

The Company’s Board of Directors terminated the ESAP and the NED in February 2016. Accordingly, the Company, pursuant to the undertakings contained in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities that had been registered for issuance but remain unsold at the termination of the offering, hereby removes from registration 3,389,499 shares of Common Stock that were registered for issuance under the ESAP and the NED pursuant to the Registration Statement and that remain unsold as of the date hereof.

II-2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on April 14, 2016.

WADDELL & REED FINANCIAL, INC.

/s/ WENDY J. HILLS
Wendy J. Hills
Senior Vice President, General Counsel,
Chief Legal Officer and Secretary

No other person is required to sign this Post-Effective Amendment on behalf of the Registrant in reliance upon Rule 478 of the Securities Act of 1933, as amended.